SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 20, 2003

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-5108	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts 02110

(Address of principal executive offices)     (Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

Item 5.    Other Events.

On March 20, 2003, Registrant issued a statement that it expects reported earnings per share to be approximately $0.27-$0.29 in the first quarter of 2003. Reported results in 2003 will include operating results of $0.45-$0.47; results from the first two months of the acquired Deutsche Bank GSS business, including related financing costs ($0.03); previously announced one-time charges associated with that acquisition ($0.07); and the previously announced one-time charge resulting from recently enacted Massachusetts REIT tax legislation ($0.08).

The press release issued by Registrant in connection with the announcement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)      Exhibits.

99.1    Form of press release dated March 20, 2003

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

/s/ FREDERICK P. BAUGHMAN
Date: March 24, 2003	Name: Frederick P. Baughman Title: Senior Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit

99.1    Form of press release dated March 20, 2003